EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated June 20, 2006 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 586 (Morgan Stanley Technology Index Portfolio 2006-3) as of June 20, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
June 20, 2006